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NEW WORLD PASTA COMPANY
85 Shannon Road
Harrisburg, PA 17112

                                                           CONTACT: Cary A. Metz
                                                                  (717) 526-2200

                   NEW WORLD PASTA COMPANY UNABLE TO COMPLETE
                       THIRD QUARTER FINANCIAL STATEMENTS

     HARRISBURG, PA -- November 20, 2002 -- New World Pasta Company announced that it had notified the Trustee of its 9 1/4% Senior Subordinated Notes due 2009 that it was unable to complete its financial statements for the three and nine month periods ended September 28, 2002 and, therefore, could not timely file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for such periods as required by the Notes. The Company said it became aware that its internal financial statements were incorrectly stated, primarily with respect to accounts receivable and inventory balances, but it could not at this time determine the extent by which these accounts may be overstated. The Company believes that these inaccuracies are primarily a result of inadequate system design, integration and implementation and is currently unable to predict when its third quarter financial statements would be completed.

     New World Pasta Company cautioned that pending its review, its financial statements for the 2002 quarterly periods, the 2001 quarterly periods, and for the year 2001 and the accompanying independent auditor's report, should not be relied upon.

     As a result of its inability to complete its third quarter financial statements, the Company is not in compliance with certain covenants under its senior secured credit facility. The Company is in discussion with its lenders to obtain waivers of such defaults,

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and is working with its lenders and its controlling stockholder to provide additional financing. No assurances can be provided that such discussions will result in appropriate waivers or additional financing for the Company.

     New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,200 employees worldwide.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY'S THIRD QUARTER FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADDITIONAL ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.

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